                                                               Exhibit 10.04



                         TRADEMARK CO-LICENSE AGREEMENT

            THIS TRADEMARK CO-LICENSE AGREEMENT ("Agreement") is made as of November 24, 1998 ("Effective Date") by and between INTERNET WORLD MEDIA, INC., a Delaware corporation ("IWM"), and internet.com LLC, a Delaware limited liability company ("internet.com").

                                    Recitals

            A. IWM is a wholly-owned subsidiary of Penton Media, Inc., a Delaware corporation ("Penton").

            B. IWM currently owns a 19.9% interest in internet.com. internet.com's business consists of producing and operating a network of Internet Web sites that contains the latest news and resources for the Internet industry, directories of Internet products and services, back issues of IWM's print publications and information about IWM's INTERNET WORLD and ISPCON trade shows and conferences (the "internet.com Business");

            C. IWM's business consists of producing INTERNET WORLD and ISPCON trade shows and conferences and publishing and distributing INTERNET WORLD and BOARDWATCH magazines and The Directory of Internet Service Providers, which focus on information technologies and the Internet industry (the "IWM Business");

            D. internet.com acknowledges that IWM is the sole and exclusive owner of the entire right, title and interest in and to the marks listed in Schedule A hereto (the "IWM Marks") and all registrations, and applications and renewals therefor;

            E. IWM acknowledges that internet.com is the sole and exclusive owner of the entire right, title and interest in and to the marks listed in Schedule B hereto (the "internet.com Marks" and, together with the IWM Marks, the "Licensed Marks") and all registrations, applications and renewals therefor; and

            F. Pursuant to the terms and conditions provided herein and for no other purpose: internet.com desires to acquire from IWM, and IWM desires to grant to internet.com, a nonexclusive, royalty-free license to use the IWM Marks in connection with the internet.com Business, as defined in this Agreement; and IWM desires to acquire from internet.com, and internet.com desires to grant to IWM, a nonexclusive, royalty-free license to use the internet.com Marks in connection with the IWM Business, as defined in this Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

      1.1 "IWM Marks" shall mean the trademarks, service marks, trade names and logos set forth on Schedule A attached hereto, as amended in writing from time to time, and all registrations, applications and renewals therefor.

      1.2 "internet.com Marks" shall mean the trademarks, service marks, trade names and logos set forth on Schedule B attached hereto, as amended in writing from time to time, and all registrations, applications and renewals therefor.

      1.3 "Licensed Marks" shall mean the IWM Marks and/or the internet.com Marks, as appropriate.

      1.4 "internet.com Business" shall mean the business of producing and operating a network of Internet Web sites that contains the latest news and resources for the Internet industry, directories of Internet products and services, back issues of IWM's print publications and information about IWM's INTERNET WORLD and ISPCON trade shows and conferences.

      1.5 "IWM Business" shall mean the business of producing INTERNET WORLD and ISPCON trade shows and conferences and publishing and distributing INTERNET WORLD and BOARDWATCH magazines and The Directory of Internet Service Providers, which focus on information technologies and the Internet industry.

2. License.

      2.1 Grants of Licenses. Subject to the terms and conditions of this
Agreement:

            2.1.1 IWM hereby grants to internet.com a non-exclusive, non-transferable, royalty-free license to use the IWM Marks solely in connection with the internet.com Business, solely for the purpose of using the IWM Marks on the INTERNET.COM network of Web sites, consistent with the prior use by Mecklermedia Corporation; and

            2.1.2 internet.com hereby grants to IWM a non-exclusive, non-transferable, royalty-free license to use the internet.com Marks solely in connection with the IWM Business, solely for the purpose of publishing the internet.com Marks in INTERNET WORLD and BOARDWATCH magazines and The Directory of Internet Service Providers, at INTERNET WORLD and ISPCON trade shows and conferences and in promotional materials for such magazines and trade shows and conferences.

      2.2 No Sublicenses. Neither party shall sublicense any of its rights under this Agreement to any other person or entity without the prior written approval of the Licensed Mark's owner. Any attempted sublicense entered without the prior approval of the Licensed Mark's owner shall be null and void and shall immediately terminate the license granted herein to the party purporting to make such assignment.

      2.3 Reservation of Rights. No rights or licenses, express or implied, other than those granted in Section 2.1, are granted by this Agreement. The rights granted pursuant to this Agreement are subject to all pre-existing contracts and to all rights of third parties related to the Licensed Marks. Each party expressly reserves the right to use its own Licensed Marks anywhere in the world in connection with any materials or products developed or sold by or for the mark owner or any services rendered by or for the mark owner.

3. Term and Termination.

      3.1 Term. Unless terminated in accordance with Section 3.2, this Agreement shall continue in full force and effect for a period of three (3) years from the Effective Date. This Agreement shall automatically renew for successive three-year terms unless terminated pursuant to Section 3.2 or upon at least six
(6) months prior written notice from either party of its intent to terminate this Agreement.

      3.2 Termination for Breach. Either party shall have the right to terminate this Agreement immediately if: (i) the other party breaches a material term or condition of this Agreement and fails to remedy such breach within thirty (30) days after receipt of notice of such breach; (ii) proceedings are instituted by or against the other party under federal or state bankruptcy laws or an assignment or receivership is established for the benefit of the creditors of the other party; or (iii) majority ownership, or effective control, of the other party is transferred to an unrelated third party.

      3.3 Effect of Termination. Upon expiration or termination of this Agreement for any reason, each party shall immediately discontinue all use of the Licensed Marks licensed to it hereunder, including as part of its corporate, assumed or trade name, and shall destroy all materials bearing such marks other than a single copy of any materials bearing the marks, which may be retained for archival purposes. Upon request from either party, an officer of the other party shall promptly certify in writing to the other party that it has discontinued such use and has destroyed such materials.

4. Limitations on License.

      4.1 Usage. Except as provided in Section 2.1, neither party knowingly shall make use of the Licensed Marks owned by the other as a trademark, trade name or some indicator of the licensee's products or services. In addition, neither Licensee shall, without Licensor's prior written consent, knowingly use the Licensed Marks of the other party in connection with any product or service that would imply sponsorship by, affiliation with, or endorsement by Licensor of such product or service.

      4.2 Ownership of Marks. Any and all rights, title or interest in and to the Licensed Marks that may accrue to the benefit of, or be acquired by, a licensee as a result of its exercise of the rights and licenses granted pursuant hereto shall be assigned to and inure to the sole benefit of the licensor and each licensee hereby agrees to assign and does assign to each licensor any and all such right, title and interest and agrees, at the licensor's expense, to execute such documents as the licensor may reasonably request to evidence such assignment.

      4.3 Additional Covenants. Neither licensee shall assert any claim of ownership of, or any claim to, any goodwill or reputation associated with the Licensed Marks owned by the other, by reason of the licensed use thereof or otherwise. Neither licensee shall take or, to the extent reasonably within its power to control, permit any action or omission in derogation of any rights of the licensor in its Licensed Marks, either during the term of this Agreement or thereafter.

5. Quality Control.

      5.1 Quality Standards. Each licensee shall maintain quality standards for all of its uses of the Licensed Marks substantially equivalent to or stricter than those standards previously used by such licensee in connection with its business.

      5.2 Proposed Uses. Prior to first use or publication of a proposed new form of use of a Licensed Mark by a licensee, the licensee shall, at its own expense, submit a specimen of such proposed use to the attention of the person or office identified by the licensor, for the licensor's approval, such approval not to be unreasonably withheld. Any such new form of use neither approved nor disapproved by the licensor within ten (10) business days of submission shall be deemed approved.

      5.3 Samples. Each licensee shall, at its own expense, provide the licensor with five (5) copies, photographs or representative samples of advertising copy, promotional materials or other materials produced or distributed in hard copy by the licensee during the term of this Agreement bearing the Licensed Marks. IWM shall be responsible for obtaining any samples it desires of internet.com's online use of the IWM Marks directly from the (internet.com) network of Web sites. The samples sent to IWM should be addressed to the attention of: Mr. David Nussbaum; and the samples sent to internet.com should be addressed to the attention of: General Counsel. Each licensee shall also permit representatives of the licensor to inspect the licensee's facilities upon reasonable notice during normal business hours to determine whether the licensee is maintaining the quality standards set forth in Section 5.1.

6. Registration and Enforcement.

      6.1 Registration. Registration and any other form of protection for the Licensed Marks shall only be obtained in each case by the licensor in its sole discretion, in its own name and at its expense. In those jurisdictions where registration of a user of trademarks or registration of trademark licenses is required by law, the parties shall make a joint application, at the licensor's request and expense, to the appropriate registrar of trademarks, or such other person as is required by the laws of the relevant jurisdiction, for the required registration, but in no event shall the licensee thus obtain any rights in the Licensed Marks beyond the right to use the Licensed marks as set forth herein. Each licensee shall furnish each licensor with all reasonably requested information (including specimens and samples illustrative of its manner of use of the Licensed Marks) and documentation (including executed true and correct affidavits, declarations, oaths and other documentation prepared by the licensor) to assist the licensor in obtaining and maintaining such trademark protection and registrations.

      6.2 Enforcement. Each licensee shall take all reasonable steps and shall, at each licensor's expense, provide such materials, cooperation and assistance as the licensor may request to assist in registering, maintaining and enforcing the Licensed Marks. Each licensee shall promptly notify the licensor of any actual or suspected infringement or misuse of the licensor's Licensed Marks by third parties. The licensor of each Licensed Mark shall have the sole discretion to take action against such infringers or misusers, and any and all recoveries resulting from such actions initiated by the licensor shall be retained by the licensor, except to the extent the licensee suffers actual damages, in which event the licensee shall be entitled to a portion of such recovery equal to its relative portion of the total damage, after deducting the fees and expenses incurred in taking such action. Neither licensee shall take any action to enforce rights in the Licensed Marks owned by the other against a third party without the prior, written approval of the licensor.

7. Remedies. Each licensee acknowledges that its breach of its obligations hereunder would cause immediate and irreparable harm to the licensor, for which money damages would be inadequate compensation. Therefore, each licensor shall be entitled to injunctive relief for the licensee's material breach of such obligations without proof of actual damages and without the posting of bond or other security, except as required by law. Such remedy shall be in addition to all other remedies available at law or in equity.

8. Representations; Indemnifications.

      8.1 IWM'S DISCLAIMER. IWM EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT AND THE IWM MARKS, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

      8.2 INTERNET.COM'S DISCLAIMER. INTERNET.COM EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT AND THE INTERNET.COM MARKS, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

      8.3 Limitation of Liability. IWM shall not be liable to its internet.com, its affiliates or any third party for any direct damages or for any special, consequential, exemplary or incidental damages (including lost or anticipated revenues or profits relating to the same), arising from any claim relating to this Agreement or the IWM Marks, whether such claim is based on warranty, contract, tort (including negligence or strict liability) or otherwise, even if an authorized representative of IWM is advised of the possibility or likelihood of same, unless IWM is in breach of this Agreement.

      8.4 Limitation of Liability. internet.com shall not be liable to its IWM, its affiliates or any third party for any direct damages or for any special, consequential, exemplary or incidental damages (including lost or anticipated revenues or profits relating to the same), arising from any claim relating to this Agreement or the internet.com Marks, whether such claim is based on warranty, contract, tort (including negligence or strict liability) or otherwise, even if an authorized representative of internet.com is advised of the possibility or likelihood of same, unless internet.com is in breach of this Agreement.

      8.5 Indemnification.

            8.5.1 Each licensee (in such event, the "Indemnifying Party") agrees to indemnify and hold harmless its licensor (in such event, the "Imdemnitee") along with its affiliates, and its and their stockholders, directors, officers, employees, agents and assignees, and shall pay all losses, damages, fees, expenses or costs (including reasonable attorneys' fees) incurred by them based upon any claim, demand, suit or proceeding alleging any breach by the licensee of its obligations hereunder.

            8.5.2 internet.com (in such event, the "Indemnifying Party") agrees to indemnify and hold harmless IWM (in such event, the "Imdemnitee") along with its affiliates, and its and their stockholders, directors, officers, employees, agents and assignees, and shall pay all losses, damages, fees, expenses or costs (including reasonable attorneys' fees) incurred by them based upon any claim, demand, suit or proceeding alleging that internet.com's use of the Licensed Marks, except as specifically permitted under this Agreement or by law, violate the rights of any third party.

            8.5.3 IWM (in such event, the "Indemnifying Party") agrees to indemnify and hold harmless internet.com (in such event, the "Imdemnitee") along with its affiliates, and its and their stockholders, directors, officers, employees, agents and assignees, and shall pay all losses, damages, fees, expenses or costs (including reasonable attorneys' fees) incurred by them based upon any claim, demand, suit or proceeding alleging that IWM's use of the Licensed Marks in a form or manner different from the use made by Mecklermedia Corporation prior to the execution of this Agreement, except as specifically permitted under this Agreement or by law, violate the rights of any third party.

            8.5.4 The Indemnitee shall promptly notify the Indemnifying Party of any such claim, demand, suit or proceeding and, upon written request by the Indemnitee, the Indemnifying Party shall promptly defend and continue the defense of such claim, demand, suit or proceeding at the Indemnifying Party's expense. If the Indemnifying Party fails to undertake or continue such defense, the Indemnitee shall have the right (but not the obligation) to make and continue such defense as it considers appropriate, and the expenses and costs thereof (including but not limited to reasonable attorneys' fees, out-of-pocket costs and the costs of an appeal and bond thereof, together with the amounts of any judgment rendered against the Indemnitee) shall be paid by the Indemnifying Party upon demand.

            8.5.5 Nothing herein shall prevent the Indemnitee, at its discretion, from defending any such claim, demand, suit or proceeding at its own expense through its own counsel, notwithstanding that the defense thereof may have been undertaken by the Indemnifying Party.

9. General.

      9.1 Survival. The obligations and rights set forth in Sections 2.3, 3.3, 4, 7 and 8 shall survive the expiration or termination of this Agreement for any reason.

      9.2 Entire Agreement. This Agreement, The Copyright Co-License Agreement and the Services Agreement, dated as of the same date as this Agreement by and among the parties hereto and Penton, and all Schedules attached hereto and thereto incorporated herein and therein by this reference, contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersede any previous understandings or agreements, whether written or oral, in respect of such subject matter.

      9.3 Required Approvals. Each licensee shall, at its own expense, obtain all necessary licenses, permits and approvals of this Agreement required by any government or governmental agency in a territory where the licensee uses the Licensed Marks. Performance of this Agreement shall be subject to the respective licensee obtaining all such necessary licenses, permits and approvals pursuant to this Section 9.3 and to the terms of any such licenses, permits and approvals, but the terms of this Agreement shall control over any contrary provision of such licenses, permits or approvals.

      9.4 Compliance with Laws. Each of the parties shall comply with all applicable laws, rules, regulations and orders of the United States, all other relevant jurisdictions and any agency or court thereof of competent jurisdiction.

      9.5 Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties; provided, however, that neither party may assign, transfer, encumber or grant to any third party a security interest in this Agreement or in any of its rights, duties or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other party, such consent not to be unreasonably withheld. Any assignment which does not comply with this Section 9.5 shall be void and of no legal effect.

      9.6 No Waiver. The failure of either party to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or the right of such party thereafter to enforce such provision or any other provision of this Agreement.

      9.7 Relationship of Parties. Except as specifically provided herein, none of the parties shall act or represent or hold itself out as having authority to act as an agent or partner of the other party, or in any way bind or commit the other party to any obligations. Any such act will create a separate liability in the party so acting to any and all third parties affected thereby. The rights, duties, obligations and liabilities of the parties hereunder shall be several and not joint or collective, and nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party instead being individually responsible only for its obligations as set forth in this Agreement.

      9.8 Severability. The illegality, invalidity or unenforceability of any part of this Agreement shall not affect the legality, validity or enforceability of the remainder of this Agreement. If any part of this Agreement shall be found to be illegal, invalid or unenforceable, then this Agreement shall be given such meaning as would make this Agreement legal, valid and enforceable in order to give effect to the intent of the parties.

      9.9 Further Assurances. Each party agrees to execute such other documents and take such actions as the other party may reasonably request to effect the terms of this Agreement.

      9.10 Governing Law; Jurisdiction. This Agreement and all disputes arising hereunder shall be governed by, and interpreted in accordance with the laws of the United States of America and the internal laws (and not the law of conflicts) of the State of New York. Each party hereby submits to the jurisdiction of the state and federal courts of the State and County of New York for the resolution of any such disputes and waives any objection to the propriety or convenience of venue in such courts.

      9.11 Notices.

            9.11.1 All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

            If to internet.com:     internet.com LLC
                                    20 Ketchum Street
                                    Westport, CT  06880
                                    Attn: President

            If to IWM:              Internet World Media, Inc.
                                    20 Ketchum Street
                                    Westport, CT  06880
                                    Attn:  Mr. David Nussbaum

            9.11.2 Either party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

      9.12 Headings. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

      9.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.


                                         INTERNET WORLD MEDIA, INC.

                                         By:    /s/ Joseph NeCastro
                                            ----------------------------------
                                            Name:   Joseph NeCastro
                                            Title:  Chief Financial Officer


                                         INTERNET.COM LLC

                                         By:    /s/ Alan M. Meckler
                                            ----------------------------------
                                            Name:   Alan M. Meckler
                                            Title:  Managing Member

                                   SCHEDULE A

                               Licensed IWM Marks

INTERNET WORLD
INTRANET WORLD
BOARDWATCH
INTERNET WORLD and Design ("Gavin Logo")
ISPCON
ISP WORLD
IW LABS
MECKLERMEDIA
THE INTERNET MEDIA COMPANY
THE VOICE OF E-BUSINESS AND INTERNET TECHNOLOGY

                                   SCHEDULE B

                           Licensed internet.com Marks

BROWSERWATCH
CWS APPS
DR. WEBSITE
INTERNET ADVERTISING REPORT
INTERNET SHOPPER
INTERNET STOCK REPORT
INTERNETNEWS.COM
IPODEX
ISDEX
THE INTERNET STOCK INDEX
THE LIST
WEBDEVELOPER.COM
WEBDEX
WEBREFERENCE.COM


                                       -12-